EXHIBIT 10.2

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

To the Board of Directors and Shareholders

of Tekoil & Gas Corporation

I hereby consent to the incorporation by reference, in this Registration Statement on Form 10-SB of Tekoil & Gas Corporation of my report dated May 25, 2006, relating to the financial statements of Pexcon Inc. (a development stage company) for the period May 1, 2005 through June 26, 2005, the period April 9, 2004 (date of formation) through April 30, 2005 and the period April 9, 2004 (date of formation) through June 26, 2005 and to the use of my name as it appears under the caption “Experts”.

/s/ Harris F. Rattray, CPA
Harris F. Rattray, CPA

June 30, 2006